Exhibit 13.1

Section 906 Certificate

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Justin Gover, Chief Executive Officer of GW Pharmaceuticals plc, a public limited company incorporated under English law (the “company”), hereby certify, to my knowledge, that:

1.	The Annual Report on Form 20-F for the year ended September 30, 2014 (the “Form 20-F”) of the company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: December 4, 2014

/s/ Justin Gover
Justin Gover
Chief Executive Officer